Exhibit 99.6

BENEFICIAL OWNER ELECTION

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of Common Stock of BlueLinx Holdings Inc. (the “Company”).

      With respect to any instructions to exercise (or not to exercise) Rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 5:00 p.m., New York City time, on [   •   ], 2013, the last business day prior to the scheduled expiration date of the Rights Offering of [   •   ], 2013 (which may be extended by the Board of Directors of the Company, provided that the expiration date of the Rights Offering may not be extended [   •   ], 2013).

       This will instruct you whether to exercise Rights to purchase shares of the Company’s Common Stock distributed with respect to the shares of the Company’s Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related “Instructions for Use of BlueLinx Holdings Inc. Subscription Rights Certificates.”

     Box 1. ☐ Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

     Box 2. ☐ Please EXERCISE RIGHTS for shares of Common Stock as set forth below.

     The number of Rights for which the undersigned gives instructions for exercise under the Basic Subscription Privilege should not exceed the number of Rights that the undersigned is entitled to exercise.

Per Share
	Number	Subscription
	of Shares	Price	Payment
Basic Subscription Privilege:	x	$[ • ] =	$ _________(Line 1)
Over-Subscription Privilege:	x	$[ • ] =	$ _________(Line 2)
	Total Payment Required		$_______________ (Sum of Lines 1 and 2 must equal total of amounts in Boxes 3 and 4.)

     Box 3. ☐ Payment in the following amount is enclosed $_________________________.

     Box 4. ☐ Please deduct payment from the following account maintained by you as follows:

_____________________________________
Type of Account

_____________________________________
                              Account No.

Amount to be deducted:

$____________________________________

  ____________________________________

  ____________________________________

                               Signature(s)

  Please type or print name(s) below:

  ____________________________________

  ____________________________________

Date:___________, 2013